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                         EXHIBIT INDEX


Exhibit No.      Description                    Page
-----------      -----------                    ----


 B-1        Lease and Amendments between        Filed herewith
            John Hancock Life Insurance
            Company and Massachusetts
            Electric Company for
            North Andover Service Building:

            (i)   Purchase, Lease and Reimbursement
                  Agreement dated December 30, 1964
            (ii)  Lease dated December 30, 1964
            (iii) Amendment dated September 6, 1966
            (iv)  Amendment dated November 30, 1966
            (v)   Lease Modification Agreement dated
                  January 1, 1967

 B-2        Lease and Amendments between        Filed herewith
            John Hancock Life Insurance
            Company and New England Power
            Service Company for Headquarters
            Complex

            (i)   Supplemented Lease dated
                  October 14, 1966
            (ii)  Lease Modification Agreement
                  dated January 2, 1970